Exhibit 10.49

AMENDMENT TO

TRUST AGREEMENT

WHEREAS, Dynegy Inc. (“Dynegy”), Illinova Corporation (“Illinova”), Illinova Generating Company and Ameren Corporation (“Ameren”) entered into that certain Stock Purchase Agreement dated as of February 2, 2004 (the “Agreement”) under which Ameren will acquire all of the outstanding common and preferred stock of Illinois Power Company owned by Illinova;

WHEREAS, in connection with the transactions contemplated under the Agreement, the Illinois Power Company Incentive Savings Plan (the “Plan”) will be amended in certain respects (the “Plan Amendment”), including being renamed as the “Dynegy Midwest Generation, Inc. 401 (k) Savings Plan,” effective immediately prior to the “Closing Date,” as such term is defined under Section 2.4 of the Agreement (the “Closing Date”);

WHEREAS, Dynegy has determined that the Trust Agreement entered into between Dynegy and Vanguard Fiduciary Trust Company (the “Trustee”) with respect to the Plan (the “Trust Agreement”) should be amended to reflect the Plan Amendment; and

WHEREAS, pursuant to Article XI of the Trust Agreement, Dynegy may amend the Trust Agreement by delivery of an instrument in writing to the Trustee;

NOW, THEREFORE, in consideration of the premises herein, the Trust Agreement is hereby amended as follows effective immediately prior to the Closing Date:

I.

All references to the “Plan” in the Trust Agreement shall be deemed to be references to the Dynegy Midwest Generation, Inc. 401 (k) Savings Plan.

II.

In accordance with Section 12.5 of the Trust Agreement, a copy of the Plan Amendment shall be delivered to the Trustee.

III.

Except as modified herein, the Trust Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to the Trust Agreement to be executed this 29 day of September 2004 to be effective as provided above.

DYNEGY INC.

By:	/s/ J. Kevin Blodgett
J. Kevin Blodgett
Title:	Sr. Vice President, Human Resource